EXHIBIT 99.1

                               KRANTOR CORPORATION
                 1994 SERVICES AND CONSULTING COMPENSATION PLAN

                                TABLE OF CONTENTS

                                    ARTICLE I

                                    THE PLAN

1.1   Name................................................................
1.2   Purpose ............................................................
1.3   Definitions ........................................................
1.4   Effective Date .....................................................
1.5   Eligibility to Participate .........................................
1.6   Shares Subject to the Plan .........................................
1.7   Minimum Consideration or Exercise Price ............................
1.8   Stock and Options Granted under the Plan ...........................
1.9   Reservation of Shares of Common Stock ..............................
1.10  Tax Withholding ....................................................
1.11  Exercise of Options ................................................
1.12  Acceleration of Right to Exercise Options ..........................
1.13  Written Notice and Acknowledgment Required to Exercise Option.......
1.14  Compliance with Securities Laws ....................................
1.15  Employment of Employee .............................................
1.16  Option Upon Termination of Employment ..............................
1.17  Termination of Employment for Cause ................................
1.18  Option Upon Disability of Optionee .................................
1.19  Stock or Option Upon Death of Optionee .............................
1.20  Transferability ....................................................
1.21  Information to Optionees ...........................................

                                   ARTICLE II

                                 ADMINISTRATION

2.1   Committee ..........................................................
2.2   Action of Committee ................................................
2.3   Report of Grant ....................................................
2.4   Company Assistance .................................................
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                                   ARTICLE III

REGISTRATION OF PLAN SHARES ..............................................

                                   ARTICLE IV

                           PLAN SHARES; STOCK OPTIONS

4.1   Terms and Conditions of Stock and Option Grants ....................
4.2   Duration of Options ................................................
4.3   Consideration; Exercise Price ......................................
4.4   Individual Option Agreements .......................................

                                    ARTICLE V

                      TERMINATION, AMENDMENT AND ADJUSTMENT

5.1   Termination ........................................................
5.2   Amendment ..........................................................
5.3   Adjustments ........................................................

                                   ARTICLE VI

                                  MISCELLANEOUS

6.1   Rights Under Plan ..................................................
6.2   Other Option Plans .................................................
6.3   Plan Binding on Successors .........................................
6.4   Number and Gender ..................................................
6.5   Headings ...........................................................

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                               KRANTOR CORPORATION
                 1994 SERVICES AND CONSULTING COMPENSATION PLAN

                                    ARTICLE I

                                    THE PLAN

     1. Name. This Plan shall be known as the "Krantor Corporation 1994 Services and Consulting Compensation Plan."

     1.2 Purpose. The purpose of this Plan is to promote the growth and general prosperity of the Company by permitting the Company to grant to its and its subsidiaries' and affiliates' employees, consultants and non-employee members of the Board of Directors, (a) shares of Common Stock of the Company or (b) Options to purchase shares of Common Stock of the Company, as defined in Section 1.3 below captioned "Definitions." This Plan is designed to assist the Company and its subsidiaries and affiliates attract and retain superior personnel for positions of substantial responsibility and to provide employees and non-employee members of the Board with additional incentive to contribute to the success of the Company.

     1.3 Definitions. As used herein with initial capital letters, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

         (a) "Board" shall mean the Board of Directors of the Company.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "Committee"  shall mean the Committee  appointed in accordance with
     Section 2.1 or, if the Committee shall no longer be in existence or no such Committee shall have been appointed, the Board.

         (d) "Common Stock" shall mean (i) the Common Stock, $.001 par value per share, of the Company or (ii) preferred stock of the Company intended by the Committee to be convertible into shares of such Common Stock, $.001 par value per share, or (iii) if the outstanding shares of such Common Stock, $.001 par value per share, are hereinafter changed into or exchanged for shares of a different stock or security of the Company or some other corporation, such other stock or security.

         (e) "Company" shall mean "Krantor Corporation," a Delaware corporation.

         (f)   "Disinterested   Person"  shall  mean  an  individual  who  is  a
     "disinterested person" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

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         (g) "Effective Date" shall mean the date of the approval of the Plan by the Board; provided that Options may be granted under the Plan by the Committee contingent upon their ratification and approval by the Board within ten months of such action by the Committee and provided further that no such Options may be exercised prior to such approval.

         (h) "Employee(s)" shall mean employee(s) and consultant(s) of the Company or any of its subsidiaries or affiliates and any other person(s) performing services for the Company or for any of its subsidiaries or affiliates, with or without compensation, to whom the Company chooses to grant shares of Common Stock or Options in accordance with this Plan.

         (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (j) "Fair Market Value" shall mean such value as determined by the Committee on the basis of such factors as it deems appropriate; provided that if the Common Stock is listed on a national securities exchange or transactions in the Common Stock are quoted on the NASDAQ National Market System, such value shall be determined by the Committee on the basis of the last reported sales price for the Common Stock on the date for which such determination is relevant, as reported on the national securities exchange or the NASDAQ National Market System, as the case may be; and provided further that if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ National Market System, but bid and asked quotations on the Common Stock are available from NASDAQ or a recognized stock quotation service, such value shall be determined by the Committee on the basis of the mean between the closing bid and asked quotations for such stock on the date for which such determination is relevant, as reported by NASDAQ or a recognized stock quotation service or, in the event that there shall be no bid or asked quotations on such stock on the date for which such determination is relevant, then on the basis of the mean between the closing bid and asked quotations on such stock on the date nearest preceding the date for which such determination is relevant for which such bid and asked quotations were available.

         (k) "Option" shall mean an Option granted pursuant to Article III of this Plan.

         (l) "Optionee" shall mean an employee, consultant or non-employee member of the Board to whom an Optionee has been granted hereunder.

         (m) "Option Agreement" shall mean an agreement between the Company and an Optionee with respect to one or more Options.

         (n) "Plan" shall mean the "Krantor Corporation 1994 Services and Consulting Compensation Plan," the terms of which are set forth herein.

         (o) "Plan Shares" shall mean the shares of Common Stock, as defined herein, issuable pursuant to the Plan.

         (p) "Securities Act" shall mean the Securities Act of 1933, as amended.

     1.4  Effective  Date.  The Plan shall become  effective  upon the Effective
Date.

     1.5 Eligibility to Participate. Any employee, consultant or non-employee member of the Board of the Company or any of its subsidiaries or affiliates shall be eligible to participate in the Plan.

     1.6 Shares Subject to the Plan. The Plan Shares subject to the Plan shall be 600,000 shares of the Common Stock, $.001 par value per share, of the Company.

     1.7 Minimum Consideration or Exercise Price. Notwithstanding anything to the contrary contained herein, no share of Common Stock shall be granted hereunder for consideration valued at less than the par value of the Company's Common Stock and no Option shall be granted hereunder with an exercise price which is less than the par value of the Company's Common Stock.

     1.8 Stock and Options Granted Under the Plan. Plan Shares granted or with respect to which Options shall have been exercised, shall not again be available for grant hereunder. If Options terminate for any reason without being wholly exercised, the Company may grant the number of Plan Shares to which the termination of such Options relates or new Options covering such number of Plan Shares.

     1.9 Reservation of Shares of Common Stock. During the term of the Plan, the Company will at all times reserve and keep available for issuance such number of shares of Common Stock as shall be necessary to satisfy the requirements of the Plan as to the number of Plan Shares; which shares may be issued in whole or in part as the Committee shall from time to time determine from authorized but unissued shares of Common Stock or issued shares of Common Stock which have been reacquired by the Company and held in the treasury. In addition, the Company will from time to time, as is necessary to accomplish the purposes of the Plan, use its best efforts to obtain from any regulatory agency having jurisdiction any requisite authority necessary to issue Plan Shares hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary for the lawful issuance of any Plan Shares shall relieve the Company of any liability in respect of the non-issuance of Plan Shares as to which the requisite authority shall not have been obtained.

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

     1.10 Tax Withholding

         (a) Conditions Precedent. The issuance, delivery or exercise of any Plan Shares or Options under the Plan is subject to the condition that if at any time the Committee shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, the issuance, delivery or exercise of the Plan Shares or Options, then the issuance, delivery or exercise of the Plan Shares or Options shall not be effective unless the withholding shall have been effected or obtained in a manner acceptable to the Committee.

         (b) Manner of Satisfying Withholding Obligations. When an Employee participating in the Plan is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the grant of Plan Shares or the exercise of an Option, the Employee may satisfy the obligation, in whole or in part, by electing to do either of the following: (i) have the Company withhold a portion of the Plan Shares granted by the Company or acquired upon the exercise of the Option which have a Fair Market Value on the date the amount of tax to be withheld is to be determined (the "Tax Date") equal to the amount required to be withheld or (ii) deliver to the Company shares of Common Stock already owned by the Employee which have a Fair Market Value on the Tax Date equal to the amount required to be withheld.

         (c) Special Rules for Use of Stock. An election by an Employee subject to Section 16 of the Exchange Act with respect to the Company's equity securities to have Plan Shares or other shares of Common Stock withheld or delivered out of already-owned Common Stock for this purpose will be subject to the following restrictions, i.e., the election: (i) will be subject at all times to the approval of the Committee; (ii) must be made on or prior to the Tax Date and during the period beginning on the third business day following the date of release of the financial information specified in paragraph (e)(1)(ii) of rule 16b-3 promulgated under the Exchange Act and ending on the twelfth day following such date of release;
     (iii) will be irrevocable; (iv) may not be made within six months after the date of grant of the Plan Shares or Option in question; and (v) may not be made unless the Company has been subject to the reporting requirements of
     Section 13(a) of the Exchange Act for at least one year prior to the election and has filed all reports and statements required to be filed pursuant to that Section for that year.

     1.11 Exercise of Options.

         (a) Method of Exercise. Each Option shall be exercisable in accordance with the terms of the Option Agreement pursuant to which the Option was granted. No Option may be exercised for a fraction of a Plan Share.

         (b) Payment of Exercise Price. The exercise price of any Option shall be paid either (i) in cash, (ii) by cashier's check, (iii) by shares of Common Stock, if permitted by the Committee, (iv) by cash or cashier's check for the par value of the Plan Shares plus a promissory note for the balance of the exercise price, which note shall (A) provide for full personal liability of the maker, (B) bear interest at the lowest rate then possible without causing the maker thereof to have income imputed in connection therewith, (C) be due and payable both as to principal and interest five years from the date such note is made, (D) be secured by the Plan Shares issued in connection therewith, (E) be payable in advance in whole or in part (with the Plan Shares pledged in connection therewith released in the same proportion as such pre-payment) and (F) contain such other terms and provisions as the Committee may determine, including without limitation the right to repay the note partially or wholly with Common Stock or (v) by delivery of a copy of irrevocable instructions from the Employee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Plan Shares purchased upon exercise of the Option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price. If any portion of the exercise price or a note given at the time of exercise of the Option is paid in shares of Common Stock, those shares shall be valued at the then Fair Market Value.

     1.12 Acceleration of Right to Exercise Options. Notwithstanding the provisions of any Option Agreement regarding the time for exercise of an Option, the following provisions shall apply:

         (a) Mergers and Reorganizations. If the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets of the Company by means of a sale, merger or other reorganization or liquidation, or otherwise in a transaction in which the Company is not the surviving corporation, any Option shall become immediately exercisable with respect to the full number of shares subject to that Option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the Option is otherwise terminated in accordance with its provisions or the provisions of the Article pursuant to which it was granted, whichever occurs first. The Option shall not become immediately exercisable, however, if the transaction contemplated in the agreement is a merger or reorganization in which the Company will survive.

         (b) Change in Control. In the event of a change in control or threatened change in control of the Company, all Options granted prior to the change in control shall become immediately exercisable. The term "change in control" for purposes of this Section shall refer to the acquisition of 20 percent or more of the voting securities of the Company by any person or by persons acting as a group within the meaning of Section 13(d)(3) of the Exchange Act; provided that no change in control or threatened change in control shall be deemed to have occurred if, prior to the acquisition of, or offer to acquire 20 percent or more of the voting securities of the Company, the full Board of Directors shall have adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" refers, for purposes of this Section, to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. Whether a change in control is threatened shall be determined solely by the Committee.

     1.13 Written Notice and Acknowledgment Required to Exercise Option. Any Option shall be deemed to be exercised for purposes of the Plan when written notice of exercise has been received by the Company at its principal office from the person entitled to exercise the Option and payment for the Plan Shares with respect to which the Option is exercised has been received by the Company in accordance with Section 1.11. The written notice of exercise of the Option must be accompanied by a written acknowledgment by the Employee (a) of the taxable nature of the event and that the Employee will not hold the Company responsible for the reporting or payment of such taxes and (b) that, unless otherwise agreed in writing, the Company will not be liable to the Employee for its failure or inability to cause the Plan Shares purchased upon the exercise of the Option to be registered with the Commission or any state securities authority.

     1.14 Compliance with Securities Laws. Plan Shares shall not be granted by the Company or issued with respect to any Option unless the grant, issuance and delivery of the Plan Shares and the exercise of the Option shall comply with all relevant provisions of federal and state law, including without limitation the Securities Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Plan Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may also require an Employee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition or otherwise, that the Plan Shares are being acquired only for investment and without any present intention to sell or distribute the shares in violation of any federal or state law, rule or regulation. Further, each Employee shall consent to the imposition of a legend on the certificate representing the Plan Shares granted by the Company or issued upon the exercise of the Option, restricting their transferability as required by law or by this Section.

     1.15 Employment of Employee. Nothing in the Plan or in any Option granted hereunder shall confer upon any Employee any right to continued employment by the Company, or any of its subsidiaries or affiliates, or limit in any way the right at any time of the Company, or any subsidiary or affiliate, to terminate or alter the terms and conditions of that employment without any liability to the Company, or any of its subsidiaries or affiliates.

     1.16 Option Upon Termination of Employment. If an Optionee ceases to be employed by the Company or any of its subsidiaries or affiliates for any reason other than termination for cause, retirement, death or disability, his Option may be exercised, to the extent exercisable pursuant to the Option grant or as otherwise provided by his employment agreement on the date of termination of employment, at any time within three months after the date of termination of employment, unless either the Option or the Article pursuant to which it was granted provides for earlier termination. If an Optionee ceases to be employed by the Company or any of its subsidiaries or affiliates because the Optionee has retired under a qualified retirement plan of the Company, as determined by the Committee, his Option shall be exercisable (to the extent exercisable on the effective date of such retirement) at any time within twelve months after the effective date of such retirement unless by its terms the Option expires sooner.

     1.17 Termination of Employment for Cause. If an Optionee ceases to be employed by the Company or any of the subsidiaries or affiliates of the Company because the Optionee is terminated for cause, the Option shall automatically expire. For purposes of this Section, "cause" shall mean an act or acts involving a felony, fraud, willful misconduct, the commission of any act that causes, or reasonably may be expected to cause substantial injury to the Company or other good cause. The term "other good cause," as used in this Section, shall include, but shall not be limited to, habitual impertinence, a pattern of conduct that tends to hold the Company up to ridicule in the community, conduct disloyal to the Company, conviction of any crime of moral turpitude or substantial dependence, as judged by the Committee, on alcohol or any controlled substance. "Controlled substance" means a drug, immediate precursor or other substance listed in Schedules I-V of the New York State Controlled Substances Act, as amended, or a drug, immediate precursor or other substance listed in Schedules, I-V of the Federal Comprehensive Drug Abuse Prevention and Control Act of 1970, as amended. Notwithstanding the foregoing, if an Optionee is an Employee employed pursuant to a written employment agreement, the Employee shall be deemed to be terminated for "cause" for purposes of the Plan only if the Employee is considered under the circumstances to have been terminated for cause for purposes of such employment agreement.

     1.18 Option Upon Disability of Optionee. If an Optionee becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by the Company or any subsidiaries or affiliates of the Company, his Option shall become fully exercisable and shall expire twelve months after the date of such termination, unless either the Option or the Article pursuant to which it was issued otherwise provides for earlier termination.

     1.19 Stock or Option Upon Death of Optionee. Except as otherwise limited by the Committee at the time of the grant of an Option, if an Optionee dies while employed by the Company or any of the subsidiaries or affiliates thereof, or within three months after ceasing to be an Employee, his Option shall expire twelve months after the date of death, unless by its terms it expires sooner. During this twelve-month or shorter period, the Option may be fully exercised, to the extent that it remains unexercised on the date of death, by the Optionee's personal representative or by the distributees to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution. The estate of any Employee who dies while he is employed by the Company or any subsidiary or affiliate of the Company, shall be eligible to receive an award of Plan Shares or an Option for up to six months following the Employee's death.

     1.20 Transferability. Options may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered in any manner otherwise than by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code; provided, however, that an Optionee may assign or transfer Options to members of his immediate family or to a trust for the benefit of such members of his immediate family and, during the lifetime of the Optionee, Options may be exercised only by the Optionee or assignee, as the case may be, or his legally authorized representative. No Employee shall have any right to sell, assign, transfer, pledge or otherwise dispose of or encumber any potential benefit which may be granted pursuant to the Plan, and any attempted transfer, sale, assignment, pledge or encumbrance shall have no effect on the Company or the Committee.

     1.21 Information to Optionees. The Company shall furnish to each Optionee a copy of the annual report, proxy statements and all other reports sent to the Company's shareholders. Upon written request, the Company shall furnish to each Optionee a copy of its most recent Annual Report on Form 10-K and each quarterly report to shareholders issued since the end of the Company's most recent fiscal year.

                                   ARTICLE II

                                 ADMINISTRATION

     2.1 Committee. The Plan shall be administered by the Board; provided, however, that the Board may appoint a Committee consisting of not fewer than two members, who shall be members of the Board and who are Disinterested Persons, to administer this Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee and thereafter directly administer this Plan. Subject to the express provisions of the Plan and the Board, the Committee shall have the sole discretion and authority to determine the employees, consultants and non-employee members of the Board to whom, and the time or times at which, Plan Shares or Options may be granted and the number of Plan Shares to be granted or subject to each Option. No member of the Committee shall be eligible to vote on, or consent with respect to, any grant to him of Plan Shares or Options under the Plan. Notwithstanding anything to the contrary contained herein, all transactions under the Plan or with respect to any Plan Shares or Options (other than the exercise of an outstanding Option in accordance with its terms) between the Company, or any of its subsidiaries or affiliates, and any director or officer of the Company, or any of its subsidiaries or affiliates, must be approved by a majority vote of the Committee.

     2.2 Action of Committee. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all of the members of the Committee shall constitute the action of the Committee; provided, however, that a member of the Committee may abstain from voting on, or consenting to any action with respect to, any grant of Plan Shares or Options to him, which will not affect any such action of the Committee provided such action is by the Board. The Committee may appoint a secretary to keep minutes of its meetings and may make such rules and regulations for the conduct of its business as it shall deem advisable. Meetings of the Committee may take place by conference telephone call.

     2.3 Report of Grant. The Committee shall file with the Company's Secretary, within ten days following the grant of Plan Shares or an Option to an Employee, a written report of the grant; which report shall be made available to the other members of the Board.

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

     2.4 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to Employees, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary to the performance of its duties.

                                   ARTICLE III

                           REGISTRATION OF PLAN SHARES

     The Company shall use its best efforts, in a commercially reasonable manner, to cause a registration statement covering the Plan Shares to be (a) prepared pursuant to the Plan and to be filed with the United States Securities and Exchange Commission (the "Commission") and such state "blue sky" authorities as may be required and (b) declared "effective" by the Commission and such state authorities (and to remain "effective") for the purpose of enabling the Employees who receive Plan Shares to have a readily salable or transferable security. The Employees shall not be required to pay any costs or expenses (other than sales commissions relating to the sale of Plan Shares) relating to the registration and effectiveness of the registration statement relating to the Plan Shares and the preparation and printing of any prospectus that is required to be delivered in connection with the sale of such Plan Shares. The Company shall advise each employee who receives a grant of Plan Shares or an Option of the rights and privileges (or limitations) with respect to the sale or transfer of such Plan Shares, and the stock certificates evidencing such Plan Shares shall contain such legends as may be deemed appropriate or necessary by the Company's counsel. The Company's intent to cause such Plan Shares to be registered with the Commission so as to be freely salable and transferable does not constitute a binding or enforceable agreement with, or commitment to, any person (including any Employee) that the Company will be able to effect such registration or effectiveness, or that such Plan Shares will be salable over any extended period of time or that they will be salable at any particular price over such period. The Company reserves the right, at any time, to terminate its efforts to register the Plan Shares with the Commission or to discontinue the effectiveness of such Registration Statement without any liability, obligation or penalty to any person (including any Employee who may have been granted any Plan Shares or an Option). The Committee, in its discretion, may determine that the Company will provide and bear the expense (other than commissions) of an underwriting or brokerage mechanism through which Employees may, at their option, sell any Plan Shares awarded to them or purchased upon the exercise of Options, subject to any restrictions or limitations imposed under any applicable federal or state securities laws. If the Company has made any underwritings or brokerage arrangements, the Company will advise the Employees of the terms and conditions of such arrangements, but shall not be responsible for any action or inaction on the part of such broker or underwriter with respect to the purchase of any Plan Shares from the Employee.

                                   ARTICLE IV

                           PLAN SHARES; STOCK OPTIONS

     4.1 Terms and Conditions of Stock and Option Grants. The terms and conditions relating to grants of Plan Shares and Options under this Article may differ from one another as the Committee shall in its discretion determine, as long as all grants of Plan Shares and Options under this Article satisfy the requirements of this Article. No Employee shall have any rights as a shareholder until the Plan Shares have been granted to him by the Committee and the grant of Plan Shares has been accepted in writing by the Employee or the Option granted to him by the Committee has been exercised pursuant to Section 1.11. In either case, the written notice of acceptance of grant or the notice of exercise of the Option must be accompanied by a written acknowledgment by the Employee (a) of the taxable nature of the event and that the Employee will not hold the Company responsible for the reporting or payment of such taxes and (b) that, unless otherwise agreed in writing, the Company shall not be liable to the Employee for its failure or inability to cause the Plan Shares granted to such Employee or purchased upon the exercise of an Option to be registered with the Commission or any state securities authority. Certificates representing any Plan Shares awarded or purchased upon the exercise of an Option shall be issued to the Employee as promptly as possible after the receipt of the Employee's acknowledgment and, with respect to Plan Shares purchased upon the exercise of Options, compliance with the provisions of Section 1.11.

     4.2 Duration of Options. Each Option granted pursuant to this Article and all rights thereunder shall expire on the date determined by the Committee, but in no event shall any Option granted under this Article expire later than ten years after the date on which the Option is granted. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan.

     4.3 Consideration; Exercise Price. The consideration received by the Company for Plan Shares granted under this Article and the exercise price for Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option granted under this Article, shall not be less than the Fair Market Value of the Plan Shares at the time of grant of the Plan Shares or Option.

     4.4 Individual Option Agreements. Each Optionee receiving Options pursuant to this Article shall be required to enter into a written Option Agreement with the Company as a precondition to receiving an Option under this Article. In such Option Agreement, the Employee shall agree to be bound by the terms and conditions of the Plan and such other matters as the Committee deems appropriate.

                                    ARTICLE V

                      TERMINATION, AMENDMENT AND ADJUSTMENT

     5.1 Termination. The Plan shall terminate ten years after the Effective Date. No Plan Shares or Options shall be granted under the Plan after the date of termination.

     5.2 Amendment. Subject to the limitations contained in this Section, the Committee, at any time and without any notice, may suspend or terminate the Plan or amend or modify the terms and conditions of the Plan, including the form and substance of the Option Agreements to be used in connection herewith; provided, however, that no amendment or modification shall (a) increase the maximum term established under the Plan for any Option or (b) permit the granting of Plan Shares or an Option to anyone other than as provided in the Plan. No amendment, suspension, modification or termination of the Plan shall, without the consent of an Employee, alter or impair any of such Employee's rights or obligations with respect to any Plan Shares or under any Option granted under the Plan prior to such amendment, suspension, modification or termination.

     5.3 Adjustments. If the outstanding Common Stock is increased, decreased, changed into or exchanged for a different number or kind of shares or other securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or any other change in the capital structure of the Company, the Committee may make such appropriate and proportionate adjustment, if any, as it deems appropriate in the maximum number and kind of shares or other securities which may be granted or as to which Options may be granted under the Plan. A corresponding adjustment changing the number or kind of shares or other securities allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change, may likewise be made. Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share of Common Stock covered by the Option. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.

                                   ARTICLE VI

                                  MISCELLANEOUS

     6.1 Rights Under Plan. No Employee shall have any rights in any provision, term or obligation of the Company as set forth in the Plan, whether directly or as a third party beneficiary.

     6.2 Other Option Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any subsidiaries or affiliates of the Company, nor shall the Plan preclude the Company or any of its subsidiaries or affiliates from establishing any other forms of incentive or other compensation for Employees.

     6.3 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company and any of its subsidiaries or affiliates that adopt the Plan.

     6.4 Number and Gender. Whenever used herein, nouns in the singular shall include the plural where appropriate, and the masculine pronoun shall include the feminine gender.

     6.5 Headings. Headings of articles and sections hereof are inserted for convenience of reference and constitute no part of the Plan.

     The following are amendments to the Company's 1994 Services and Consulting Compensation Plan (the "Plan"):

     1. Paragraph 1.3(g) "Effective Date" is amended to define Effective Date as also the date the Plan may be amended by approval of the Committee or the Board.

     2. Paragraph 1.6 of the Plan is hereby amended to delete "6,100,000" and replace it with "8,400,000"*

     3. Paragraph 1.18 of the Plan is amended to delete the paragraph in its entirety and replace it with the following language:

         "1.18 Option Upon Disability of Optionee. If an Optionee becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by the Company or any subsidiaries or affiliates of the Company, his Option (unless otherwise determined by the Committee) shall be exercisable only to the extent of those Options which have vested on the date of disability (as determined by the Company's disability insurance carrier, or if no carrier insures the Optionee, as determined by the Committee) and only to the extent the Option remains unexercised at such date, and shall expire twelve months after the date of such determination, unless either the Option or the resolution pursuant to which it was issued otherwise provides for earlier termination."

     4. Paragraph 1.19 of the Plan is amended to delete the paragraph in its entirety and replace it with the following language:

         "1.19 Stock or Option Upon Death of Optionee. If an Optionee dies while employed by the Company or any of the subsidiaries or affiliates thereof, or within three months after ceasing to be an Employee, his Option shall expire twelve months after the date of death, unless by its terms it expires sooner. During this twelve-month or shorter period, the Option (unless otherwise determined by the Committee) may be exercised only to the extent the Option has vested on the date of death, and only to the extent the Option remains unexercised on such date, by the Optionee's personal representative or by the distributees to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution. The estate of any Employee who dies while he is employed by the Company, or any subsidiary or affiliate of the Company, shall be eligible to receive an award of Plan Shares or an Option for up to six months following the Employee's death."

     5. Paragraph 5.2 of the Plan is amended to delete the paragraph in its entirety and replace it with the following language:

         "5.2 Amendment. Subject to the limitations contained in this Section, the Committee, at any time and without any notice, may suspend or terminate the Plan or amend or modify the terms and conditions of the Plan, including the form and substance of the Option Agreements to be used in connection herewith; provided, however, that no amendment or modification shall (a) increase the maximum term established under the Plan for any Option or (b) expand the classes of persons eligible to receive Options or Plan Shares. Stockholder approval shall be required for any amendment or modification (i) if necessary to maintain compliance of the Plan with Rule 16b-3 promulgated under the Exchange Act or Section 422 of the Code or (ii) if otherwise deemed advisable by the Committee."

*THE AMOUNT OF STOCK SUBJECT TO THE PLAN HAS BEEN INCREASED BY ADOPTED AMENDMENTS IN INTERGALS OF 1,900,000 shares in August 1996, 2,000,000 shares in February 1997, 1,600,000 shares in April 1999, and is furhter increased by the latest amendment adopted in November 1999 by an additional 2,300,000 shares.